UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 689-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

     McDonald Investments Inc. (“McDonald”), a registered broker-dealer subsidiary of KeyCorp, entered into a Letter of Acceptance, Waiver and Consent (the “AWC”) with the National Association of Securities Dealers (“NASD”), which was accepted by the NASD’s Office of Disciplinary Affairs on June 7, 2005. Under the terms of the AWC, McDonald agreed to accept a censure and pay a fine of $1,500,000 in connection with the resolution of an NASD inquiry regarding directed brokerage. In the AWC, McDonald consented, without admitting or denying the NASD’s allegations, to the entry of findings that it had received directed brokerage commissions from mutual fund complexes whose shares were sold by McDonald as payment for participating in McDonald’s Strategic Partner Program that gave such fund complexes increased access to McDonald’s sales force and certain other benefits. The AWC also contained a finding that McDonald failed to comply with certain NASD recordkeeping requirements for mandated periods.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)
Date: June 8, 2005
/s/ Lee G. Irving

	By:	Lee G. Irving Executive Vice President and Chief Accounting Officer

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